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                                 Exhibit 10.65

                           CO-DEVELOPMENT AGREEMENT

  This CO-DEVELOPMENT AGREEMENT is entered into as of April 28, 2000 (the "Effective Date") by and between NEXELL THERAPEUTICS INC. ("Nexell"), a Delaware corporation, and TAKARA SHUZO CO., LTD. ("Takara"), a Japanese corporation.


                                   RECITALS
                                   --------

  A. Nexell has developed a certain cell culture container and other technology for use in the field of ex vivo cell therapy.

  B. Takara has developed a product, known as RetroNectin, for use in the field of retrovirus mediated gene transfer.

  C. Nexell and Takara desire to engage in co-development efforts in accordance with the terms and conditions set forth in this Agreement for the purpose of developing a product in the field of ex-vivo genetic transduction combining Nexell's technology and Takara's product.

                             TERMS AND CONDITIONS
                             --------------------

  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

  1.  Definitions.
      -----------

      1.1 "Co-Development Inventions" shall mean all discoveries, inventions, methods, ideas and the like, whether or not patentable, first conceived or reduced to practice in the course of performance of the Research.

      1.2 "Co-Development Know-How" shall mean all techniques, data and materials arising from or in connection with the performance of the Research, including without limitation all inventions, practices, methods, knowledge, know-how, skill, experience, test data, analytic and quality control data, patent and legal data or descriptions.

      1.3 "Co-Development Patents" shall mean any and all patents and patent applications, including extensions, registrations, confirmations, reissues, continuations, continuations-in-part, divisionals, reexaminations or renewals, based upon or resulting from Co-Development Inventions or Co-Development Know-How.

      1.4 "Field" shall mean the field of enhancement of ex vivo genetic transduction using RetroNectin on a solid surface.

      1.5 "Product" shall mean any drug or device in the Field that includes Co-Development Inventions or Co-Development Know-How.

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      1.6 "Research" shall mean the research and development of a pre-packaged combination product for ex-vivo genetic transduction using Nexell technology and Takara's product, as described more fully in the Research and Development Plan attached as Exhibit A hereto.

  2.  Scope of Co-Development.
      -----------------------

      2.1 Research.  The purpose of the Research is to conduct research in
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accordance with the Research and Development Plan to identify potential Products for commercialization by the parties. During the term of this Agreement, each party shall use its commercially reasonable and diligent efforts to perform its obligations under the Research and Development Plan. Notwithstanding the foregoing, neither party makes any representations or warranties regarding its ability to achieve, nor shall it be bound hereby to accomplish, any particular research objective or results or to develop any Products.

      2.2 Nexell Contributions.  Nexell shall contribute to the Research such
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number of cell culture containers as may be needed for performance of the
Research in accordance with the Research and Development Plan.

      2.3 Takara Contributions.  Promptly following the Effective Date, and at
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such times thereafter as requested by Nexell, Takara shall cause to be transferred to Nexell vials of RetroNectin in reasonable quantities as may be needed for performance of the Research in accordance with the Research and Development Plan.

      2.4 Review of Research and Development Plan. Prior to the last business
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day of each six-month period following the Effective Date, the parties shall in good faith jointly review the Research and Development Plan. On the last business day of each six-month period following the Effective Date, the parties shall make such adjustments to the Research and Development Plan as they may in good faith deem necessary based on the progress of the Research at such time. Such adjustments shall be made in a writing signed by both parties and incorporated by reference into this Agreement.

  3.  Research and Development Costs.  All direct and indirect costs incurred in
      ------------------------------
connection with performance of the Research, other than the costs described in paragraph 3.1 above, shall be shared equally by Nexell and Takara. Either of the parties shall promptly reimburse the other party for one-half of all such costs upon written request by Nexell therefor. The parties currently estimate that such costs will be approximately $60,000. In the event such costs exceed $60,000, the parties shall negotiate in good faith the conditions of reimbursement for such excess costs.

  4.  Intellectual Property.
      ---------------------

      4.1 Joint Ownership.  Nexell and Takara shall be joint owners of all Co-
          ---------------
Development Inventions and Co-Development Know-How, with ownership rights under any Co-Development Patents as fully entitled by law. Each party shall provide to the other any invention disclosure submitted in the normal course to the disclosing party's patent counsel and disclosing a Co-Development Invention. Such invention disclosures shall be provided to the other party promptly after submission and in no event later than fifteen (15) days after the disclosure was submitted to patent counsel.

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     4.2  Patent Filings.  Nexell shall be responsible for the preparation,
          --------------
filing, prosecution and maintenance of Co-Development Patents in each country agreed to by the parties. The parties shall share equally the costs of preparing, filing, prosecuting and maintaining the Co-Development Patents, and Takara shall reimburse Nexell accordingly for all of such costs incurred by Nexell on behalf of Takara prior to and following the Effective Date. If either party elects not to file or maintain a Co-Development Patent as provided herein, such party shall give notice to the other party and, upon receipt of notice, such other party shall have the right, but not the obligation, to file and maintain such Co-Development Patent in its own name and at its own expense. If the other party elects to file and maintain the Co-Development Patent, then the party deciding not to so file or maintain shall assign to such other party the rights in the Co-Development Patent.

  5.  Commercialization and Marketing Rights.
      --------------------------------------

      5.1 As soon as practicable following the Effective Date, the parties shall negotiate in good faith the terms of one or more agreements as are customary in commercialization transactions, which agreements address the rights and obligations of the parties to sell the Products for research purposes only worldwide, including but not limited to the parties' rights and obligations with respect to marketing, supply and trademark use. Except as otherwise specifically provided herein, this Agreement shall terminate upon execution of such definitive documents.

          (a) The agreements shall provide for assembling of Products by Nexell, for the outer packaging of Products to be consistent in form with Nexell's other products, and for the packaging of the RetroNectin product included in the Products to be consistent in form with Takara's other products.

          (b) The agreements shall include the following allocation of marketing rights for the Products, with each party being entitled to retain for itself all benefits from sales by it in the territory to which it has marketing rights:

               (i) Takara shall have exclusive marketing rights in Japan, Korea, Taiwan and China.

               (ii) Nexell shall have exclusive marketing rights in North America and Australia.

               (iii) Takara and Nexell shall have co-marketing rights in Europe as follows: (a) Takara shall have exclusive marketing rights to the research market (including universities and hospitals), and (b) Nexell shall have exclusive marketing rights to customers that have previously purchased Isolex(R) or CELLEXTRA products.

          (c) The agreements shall provide that the parties will negotiate in good faith the terms of one or more agreements as are customary in commercialization transactions, which agreements address the rights and obligations of the parties to sell the Products for profit worldwide, including but not limited to the parties' rights and obligations with respect to marketing, supply, regulatory approval and trademark use.

          (d) The agreements shall provide for expiration (i) concurrently with the expiration or termination of the Distribution Agreement between the parties of even date herewith, or (ii) at

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such earlier time as the parties enter into the agreements described in paragraph (c) above.

     5.2 If the parties are unable to agree upon definitive agreements as described in paragraph 5.1, the parties shall follow the dispute resolution procedures of Section 10.2 hereof.

  6. Confidentiality.
     ---------------

     6.1 Except to the extent expressly authorized by this Agreement or otherwise agreed to by the parties in writing, during the term of this Agreement and five years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose or use for any purpose, other than as expressly provided in this Agreement, any inventions, know-how or other materials furnished to it by the other party pursuant to this Agreement or developed or acquired in connection with the Research (collectively, "Confidential Information").

     6.2 Confidential Information shall not include information that the receiving party establishes:

      (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

      (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

      (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

      (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party that had no obligation to the disclosing party not to disclose such information to others.

     6.3 Either party may disclose Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation or complying with applicable governmental regulations, provided that a party making any such disclosure gives prompt notice to the other party of such required disclosure and (except to the extent inappropriate in the case of patent applications) will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed and to minimize the extent of such disclosure.

     6.4 Upon expiration or termination of this Agreement, each party shall return to the other party all Confidential Information obtained by it, as well as all data and records containing Confidential Information.

  7. Publication.  Either party may publish or present the results of the
     -----------
Research subject to the prior review by the other party for patentability and protection of Confidential Information. Each party shall provide to the other the opportunity to review any proposed abstract, manuscript or presentation that covers the results of the Research by delivering a copy thereof to the other party no less than forty-five (45) days before its intended submission for publication or presentation.

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The reviewing party shall have thirty (30) days from its receipt of any such material in which to notify the submitting party in writing of any specific concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage. In the absence of such a notice within the thirty (30) day period, the publication or presentation shall be deemed approved by the reviewing party. Each party also agrees to delete from any such proposed presentation any Confidential Information of the other party upon its reasonably request based upon the commercial value of the secrecy of such information.

  8. Representations and Warranties.
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     8.1  No Conflicting Grants.  Neither party has granted, and will not grant
          ---------------------
during the term of this Agreement, any right to a third party relating to its respective contributions to the Research that would conflict with the rights granted to the other party under this Agreement.

     8.2  Limitation on Warranties. Nothing in this Agreement shall be construed
          ------------------------
as a representation or warranty by either party to the other that an intellectual property right owned or controlled by such party is valid, enforceable, or not infringed by any third party, or that the practice of such rights does not infringe any property right of any third party. EXCEPT AS EXPRESSLY MADE HEREIN, EACH PARTY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE, OR ANY REPRESENTATION OR WARRANTY THAT ANY PRODUCT WILL NOT INFRINGE ANY THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT.

  9. Term and Termination.
     --------------------

     9.1 Term.  Unless earlier terminated or extended as provided in this
         ----
Agreement, the term of this Agreement shall commence upon the Effective Date and shall continue in effect until June 30, 2001. At the end of such term, the parties may renew this Agreement upon such terms and conditions as may be mutually agreed upon.

     9.2 Termination for Cause. Either party may terminate this Agreement in any
         ---------------------
of the following circumstances at the times indicated:

          (a) If the other party breaches this Agreement at any time and has not cured such breach within thirty (30) days after written notice thereof or, if such breach is not curable within that period, then the non-breaching party may terminate this Agreement upon written notice to the other party.

          (b) Automatically, with no further action of either party, if a receiver is appointed for a party or its property, a party makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against a party under any bankruptcy, insolvency or debtor's relief law, or a party is liquidated or dissolved.

     9.3  Survival. Expiration or termination of this Agreement shall not
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relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 4,

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5, and 6 shall survive the expiration or termination of this Agreement.

  10. Miscellaneous.
      -------------

      10.1  Force Majeure.  Neither party shall be liable for any failure to
            -------------
perform as contemplated by this Agreement to the extent due to causes beyond its reasonable control, such as acts of God, acts of civil or military authorities, fires, strikes, floods, wars, riots and other causes of a similar nature.

      10.2  Disputes and Arbitration.  The parties hereto are convinced that a
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large part of contract litigation is caused by a failure to reduce the essential terms and conditions to writing and that much of the remainder is caused by weaknesses or various kinds in written contracts. Thus, they have endeavored to use every care and caution in the preparation of this Agreement. Nevertheless, a relationship of this character may pose new problems from time to time requiring subsequent resolution. Therefore, it is the aim and intention of the parties, in their mutual interests, to provide a practical and dignified means for friendly adjustment of any differences in the interpretation of this Agreement or the settlement of any disputes that may arise hereunder between the parties.

            (a) Each party agrees to bring all such matters to the attention of the other prior to instituting any arbitration as provided herein. This shall be done without prejudicing their harmonious relationship and operations hereunder, and the offices of either party and their facilities shall be available at all times for the prompt and effective adjustment of all such differences under friendly and courteous circumstances.

            (b) If the dispute cannot be resolved within twenty (20) days after being brought to a party's attention as described in paragraph (a) above, the parties shall refer the dispute to the respective officers designated below (or their successors) for attempted resolution by good faith negotiations within forty (40) days of the notice described in paragraph (a) above:

            For Nexell:  ______________________________

            For Takara:  ______________________________

            (c) In the event the officers are unable to resolve such disputes on behalf of the parties within forty (40) days of the notice described in paragraph (a) above, the parties hereby agree to submit any and all disputes arising hereunder to binding arbitration under the commercial rules of the American Arbitration Association in Los Angeles, California.

      10.3  Notices.  All written notices or other written communications
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required under this Agreement shall be deemed properly given when provided to the parties entitled thereto by personal delivery (including delivery by commercial services such as messengers and air freight forwarders), by electronic means (such as by electronic mail, telex or facsimile transmission) or by mail sent registered or certified mail, postage prepaid at the following addresses (or to such other address of a party designated in writing by such party to the others):

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     COMPANY:       Nexell Therapeutics Inc.
                    9 Parker
                    Irvine, California 92818
                    Attn: William Wong
                    Fax No. (949) 470-6645

     DISTRIBUTOR:   Takara Shuzo Co., Ltd.
                    Sseta 3-4-1, Otsu
                    Shiga, 520-2193
                    Attn:  Ikumoshin Kato
                    Fax No.: 077-543-9254

All notices given by electronic means shall be confirmed by delivering to the party entitled thereto a copy of said notice by certified or registered mail, postage prepaid, return receipt requested. All written notices shall be deemed delivered and properly received upon the earlier of five (5) days after mailing the confirmation notice or upon actual receipt of the notice provided by personal delivery or electronic means.

      13.4  Exhibits.  All exhibits, attached hereto and referred to herein, are
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an integral part of this Agreement and are incorporated herein by reference hereby.

      10.5  Amendments.  Unless expressly permitted herein, no supplement,
            ----------
modification or amendment of any term, provision or condition of this Agreement (including this Paragraph) shall be binding or enforceable unless evidenced in a writing executed by the parties hereto.

      10.6  Entire Agreement and Waiver.  This Agreement contains the entire
            ---------------------------
agreement between the parties hereto and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the parties hereto, relating to the subject matter hereof. There are no other agreements, understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by any party hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

      10.7  No Assignment.  Neither this Agreement nor any of the rights or
            -------------
obligations hereunder shall be assignable by any party hereto without the written consent of the other party first obtained (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, either party, without the consent of the other, may assign this Agreement to an affiliate of such party. However, if any assignee affiliate ceases to be an affiliate of the assignor party, that event shall be deemed to be an assignment requiring the consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

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      10.8  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.9  Governing Law And Disputes.  This Agreement and the performance
            --------------------------
thereof shall be construed, interpreted, applied and governed in all respects in accordance with the internal laws of the State of California (without regard to the application its conflict of laws).

      10.10  Reformation/Severability.  If any provision of this Agreement is
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declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

      10.11  Language/Currency.  The governing language to be used for purposes
             -----------------
of the interpretation and meaning of this Agreement shall be English and all references to dollars ($) shall be to U.S. Dollars.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by persons duly authorized as of the date first set forth above.


NEXELL THERAPEUTICS INC.


/s/ L. William McIntosh
-----------------------
By:
Name:  L. William McIntosh
Title: President and Chief Operating Officer


TAKARA SHUZO CO., LTD.


/s/ Ikumoshin Kato
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By:
Name:  Ikumoshin Kato, Ph.D.
Title: President, Biomedical Group

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